                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [_]

     Check the appropriate box:
     [X] Preliminary Proxy Statement      [_] Confidential, for Use of the
     [_] Definitive Proxy Statement                Commission Only (as permitted
     [_] Definitive Additional Materials           by Rule 14a-6(e)(2))
     [_] Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12


                     EASTERN ENVIRONMENTAL SERVICES, INC.
______________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
      (1) Title of each class of securities to which transaction applies:

______________________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________
      (5) Total fee paid:

______________________________________________________________________________
     [_] Fee paid previously with preliminary materials.

______________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

______________________________________________________________________________
      (2) Form, Schedule or Registration Statement No.:

_______________________________________________________________________________
      (3) Filing Party:

______________________________________________________________________________
      (4) Date Filed:

______________________________________________________________________________

                     EASTERN ENVIRONMENTAL SERVICES, INC.
                              1000 Crawford Place
                         Mt. Laurel, New Jersey 08054

                              -------------------

                    Notice of Annual Meeting of Stockholders
                                 March 31, 1997

                              -------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Eastern Environmental Services, Inc. (the "Company") will be held at 1000 Crawford Place, Mt. Laurel, New Jersey on March 31, 1997, at 8:30 a.m. local time, for the following purposes:

     1. To elect three directors of the Company, each to serve until the next annual meeting of stockholders.

     2. To consider and vote upon a proposal to leave outstanding certain shares of the Company's Common Stock issued in connection with the acquisition of Super Kwik, to the extent the acquisition involved the issuance of more than 20% of the Company's then outstanding Common Stock.

     3. To amend the Certificate of Incorporation of the Company to delete Article Seventh thereof.

     4. To ratify the appointment of Ernst & Young, LLP as independent accountants to examine the financial statements of the Company for the fiscal year ending June 30, 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 21, 1997 as the record date of the Meeting. Only holders of record of Common Stock at the close of business on that date are entitled to notice of and to vote at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                                      By Order of the Board of Directors


                                      Louis D. Paolino, Jr.
                                      Chairman of the Board
Mt. Laurel, New Jersey
February 25, 1997

                      EASTERN ENVIRONMENTAL SERVICES, INC.
                              1000 Crawford Place
                          Mt. Laurel, New Jersey 08054

                                  -----------

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held March 31, 1997


     This Proxy Statement is being furnished to the stockholders of Eastern Environmental Services, Inc. (the "Company"), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Stockholders (the "Meeting") to be held on March 31, 1997, and at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and the accompanying proxy card will be first sent or given to stockholders is February 25, 1997. The principal executive offices of the Company are located at 1000 Crawford Place, Mt. Laurel, New Jersey 08054.

     The record date for determining stockholders entitled to vote at the Meeting has been fixed at the close of business on February 21, 1997 (the "Record Date"). As of the Record Date, there were _________ shares of Common Stock, $.01 par value per share (the "Common Stock"), outstanding and no shares of Class A Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the Meeting. The presence, in person or by proxy, of holders of shares entitled to cast at least a majority of the votes entitled to be cast by all outstanding shares of Common Stock will constitute a quorum for purposes of the Meeting.

     Directors are elected by the affirmative vote of a plurality of the votes cast, and votes may be cast in favor of or withheld from each director nominee. Accordingly, the three nominees who receive the largest number of votes cast will be elected as directors. Votes may not be cumulated in the election of directors. An affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or by proxy at the Meeting is required for approval of Proposals 2 and 4. An affirmative vote of a majority of the Common Stock outstanding on the Record Date is required for approval of Proposal 3. Abstentions, votes withheld and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a specified majority. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card. Broker non-votes will have no effect on the outcome of Proposals 1, 2 and 4, and will have the same effect as votes against Proposal 2.

     A form of proxy is enclosed for use at the Meeting. Proxies will be voted in accordance with stockholders' instructions. If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted (i) for the election of the nominees for director, as discussed in Proposal 1, (ii) to leave outstanding certain shares of the Company's Common Stock issued in connection with the acquisition of Super Kwik, to the extent the acquisition involved the issuance of more than 20% of the Company's outstanding Common Stock, as discussed in Proposal 2, (iii) to amend the Certificate of Incorporation to remove Article Seventh thereof, as discussed in Proposal 3, (iv) for the ratification of the appointment of Ernst & Young, LLP as independent accountants to examine the financial statements of the Company for the fiscal year ended June 30, 1997, as discussed in Proposal 4 and
(v) by the proxies in their discretion on any other business as may properly come before the Meeting or any adjournment thereof. Stockholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares. Any proxy given may be revoked by the stockholder executing it at any time before it is voted by a later dated proxy, written revocation sent to the Secretary of the Company or attendance at the Meeting and voting in person.

     Stockholders will not have appraisal rights with respect to any of the proposals to be voted upon at the Meeting.

     The Company has been advised by its directors and officers and certain of their affiliates that they intend to vote the _________ outstanding shares of Common Stock which they hold or with respect to which they currently hold proxies, representing approximately ____% of the total shares outstanding as of the record date, in favor of the proposals presented in this Proxy Statement. See "Voting Securities - Security Ownership of Certain Beneficial Owners."

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy material to the beneficial owners of the Company's Common Stock.


                             ELECTION OF DIRECTORS
                                  (Proposal 1)

     The Board of Directors consists of three members. Each director is elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless authority to vote for any nominee is withheld in the proxy, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election as directors of the three nominees named below, all of whom are at present directors of the Company. Although the Board of Directors does not contemplate that any of the nominees named will be unavailable for election, in the event a vacancy in the slate of nominees results from an unexpected occurrence, it is presently intended that the proxy will be voted for the election of a nominee who shall be designated by the Board.

     The following biographical information is furnished as to each nominee for election as director:

     Louis D. Paolino, Jr., age 40, has been Chairman of the Board, Chief Executive Officer and a Director since June 20, 1996 and has 14 years of experience in the solid waste industry. From 1991 to June 1, 1996, Mr. Paolino was President of Soil Remediation of Philadelphia, Inc. until the Company was sold to USA Waste Services, Inc. where he also served as Vice President from 1993 to 1996. Soil Remediation of Philadelphia, Inc. is in the business of treating contaminated soil.

     George O. Moorehead, age 43, has been a Director of the Company since June 20, 1996 and has over 30 years experience in the solid waste industry. Since February 1995, Mr. Moorehead has served as the President, Director and Chief Executive Officer of EMCO Recycling Corp., a company engaged in the business of metal recycling in Arizona. Since 1993, Mr. Moorehead has been a principal stockholder and a director of EMCO Recycling Corp. From 1990 to 1993, Mr. Moorehead was President and Chief Executive Officer and a Director of Custom Disposal, Inc., a Phoenix area solid waste disposal company.

     Kenneth Chuan-kai Leung, age 51, has been a Director of the Company since June 20, 1996. Mr. Leung has been a managing director of investment banking at Sanders Morris Mundy Inc. since 1994 and Chief Investment Officer of Environmental Opportunities Fund, L.P. and Environmental Opportunities Fund (Cayman), L.P. since January 1, 1996. From 1987 to 1994, Mr. Leung was a managing director of Smith Barney, Inc. Mr. Leung has 23 years of experience in the environmental services industry as a securities analyst and investment banker.

Required Vote

     Directors are elected by the affirmative vote of a plurality of the votes cast, and votes may be cast in favor of or withheld from each director nominee. Accordingly, the three nominees who receive the largest number of votes cast will be elected as directors. Votes may not be cumulated in the election of directors.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                            ELECTION OF EACH OF THE
                        FOREGOING NOMINEES AS DIRECTORS


Meetings of the Board of Directors

     The Board of Directors met 17 times during the fiscal year ended June 30, 1996. During fiscal 1996, each incumbent Board member attended at least 75% of the Board meetings held while he was a director.

     The Board of Directors has an Audit Committee. The Audit Committee is comprised of the Company's three current directors. The functions of the Audit Committee include the recommendation and selection of independent accountants, the review of audit results, the review of related party transactions and the evaluation of internal accounting procedures of the Company. The Audit Committee, as constituted prior to the Change of Control (as defined below), met once during the fiscal year ended June 30, 1996, prior to the time that the current committee members were appointed.

     The Board of Directors also has a Compensation Committee and a Nominating Committee. The Compensation Committee and the Nominating Committee are each made up of the Company's three current directors. The functions of the Compensation Committee consist of setting cash compensation for employees receiving base salary in excess of $50,000 per year, setting compensation policy for other employees and approving option grants under the 1987, 1991 and 1996 Stock Option Plans. The functions of the Nominating Committee consist of finding and recommending qualified candidates to serve on the Company's Board of Directors. The Nominating Committee will consider director nominees recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to being considered as a nominee, should be sent in writing to the Nominating Committee in care of the Secretary of the Company.
The Compensation Committee met five times and the Nominating Committee met once during the fiscal year ended June 30, 1996, as each committee was constituted prior to the Change of Control.


                               EXECUTIVE OFFICERS

     The following biographical information is furnished as to executive officers (other than executive officers who are also nominees for election as director, as to whom biographical information is set forth above):

     Terry W. Patrick, age 50, joined the Company as Executive Vice President and Chief Operating Officer in June 1996. Mr. Patrick has over 25 years of management experience in the waste industry. From September 1995 to June 1996, Mr. Patrick was involved with personal investments and ownership of a chemical manufacturing and distributing company. He served as the President and Chief Operating Officer of USA Waste Services, Inc. from April 1990 to August 1994. Mr. Patrick was involved in district and regional management for Browning Ferris Industries, Inc. from October 1981 through October 1988, and he served as Vice President of Operations at Mid-American Waste Systems, Inc. from November 1988 to April 1990. Mr. Patrick served in various district and regional management positions with Waste Management, Inc. from September 1979 through October 1981.

     Willard Miller, age 60, joined the Company as Executive Vice President in September 1996. In 1972, Mr. Miller founded Super Kwik, Inc. where he held the positions of President and Chief Executive Officer for 24 years.

     Glen M. Miller, age 39, joined the Company as Executive Vice President of Collection Operations in September 1996. Prior to joining the Company, Mr. Miller had 23 years experience in the solid waste industry, most recently as Vice President and Chief Operating

Officer of Super Kwik, Inc. since January 1980 and President of Waste Maintenance Services, Inc. from May 1987 to September 1996, when the Company acquired that business.

     Gregory M. Krzemien, age 37, joined the Company as Chief Financial Officer and Treasurer in August 1992. From October 1988 until joining the Company, Mr. Krzemien was a senior audit manager with Ernst & Young, LLP, an independent accounting firm. Mr. Krzemien worked for Ernst & Young, LLP for 11 years.

     Robert M. Kramer, age 44, joined the Company as its General Counsel, Vice President and Secretary on June 20, 1996. Prior to joining the Company, Mr. Kramer was engaged in the private practice of law, with various firms since 1979. Since 1989, Mr. Kramer has practiced law through Robert M. Kramer & Associates P.C. a law firm specializing in commercial transactions and securities law. In addition to his duties with the Company, Mr. Kramer will still be engaged in the private practice of law through Robert M. Kramer & Associates, P.C.

Compliance With Section 16(a) of The Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with, except as follows. Robert J. Powell and Steven C. Stamos, Jr., each of whom was a director until June 1996, each filed three reports late relating to three warrant grant transactions. Timothy W. Sweeney, who was a director until June 1996, filed two reports late relating to two warrant grant transactions.

Executive Compensation

     The following table sets forth information with respect to compensation paid by the Company during its last three completed fiscal years to Mr. Paolino, the Company's Chief Executive Officer and Mr. Skuba, the Company's former Chief Executive Officer (the "Named Executive Officers"). Other than Mr. Skuba, no other executive officer of the Company had total annual salary and bonus exceeding $100,000 during the Company's fiscal year ended June 30, 1996.

                           SUMMARY COMPENSATION TABLE

============================================================================================================
                                                                            Long-Term
                                                  Annual Compensation     Compensation
                                                 ---------------------   --------------
------------------------------------------------------------------------------------------------------------
                                                                             Awards
                                                                             ------
------------------------------------------------------------------------------------------------------------

                                                                           Securities
     Name and Principal         Fiscal Year                                Underlying        All Other
          Position             Ended June 30,    Salary ($)   Bonus ($)    Options (#)    Compensation ($)
     ------------------        -------------     ---------    ---------    -----------    ----------------
------------------------------------------------------------------------------------------------------------
  Louis D. Paolino, Jr.            1996             8,192        None        250,000            None
  Chief Executive Officer
  June 1996 - Present
------------------------------------------------------------------------------------------------------------
  William C. Skuba                 1996           129,312        None          None           151,874(1)
  Chief Executive Officer
  Until June 1996
------------------------------------------------------------------------------------------------------------
                                   1995           124,800        None          None             2,500(2)
------------------------------------------------------------------------------------------------------------
                                   1994           127,390        None          None             2,500(2)
============================================================================================================

(1) Consists of non-cash compensation paid to Mr. Skuba under the 1996 Severance Agreement. See "Certain Relationships and Related Transactions."

(2)  Consists solely of moving expenses.

     The following table sets forth information concerning individual grants of stock options made during fiscal year 1996 to the Company's Chief Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

===================================================================================================================

                          Number of Securities   Percent of Total Options
                            Underlying Option     Granted to Employees in       Exercise or         Expiration
       Name                    Granted (#)             Fiscal Year           Base Price ($/sh)         Date
       ----               --------------------   ------------------------    -----------------      ----------
-------------------------------------------------------------------------------------------------------------------
  Louis D. Paolino, Jr.         250,000                   31.1%                     $6.33          June 21, 2006
-------------------------------------------------------------------------------------------------------------------
  William C. Skuba                 0                        0                        0                   0
===================================================================================================================

     The following table sets forth information concerning each exercise of stock options during the Company's fiscal year 1996 by the Company's Executive Officer.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


===================================================================================================================
                                                           Number of Securities
                                                          Underlying Unexercised     Value of Unexercised In-the-
                         Shares Acquired      Value        Options at FY-End (#)      Money Options at FY-End ($)
         Name            on Exercise (#)   Realized ($)  Exercisable/Unexercisable    Exercisable/Unexercisable
         ----            ---------------   ------------  -------------------------    -------------------------
-------------------------------------------------------------------------------------------------------------------
  Louis D. Paolino, Jr.       None             None               0/250,000                    0/42,500
-------------------------------------------------------------------------------------------------------------------
  William C. Skuba            None             None                 None                         None
===================================================================================================================



Director Compensation

     Prior to June 20, 1996, non-employee directors of the Company received a fee of $1,000 per meeting for attendance in person at each Board meeting and $250 for attendance by telephone. After June 20, 1996, the Company revised its policy and directors no longer receive any fees for attendance at the directors' meetings. Each of the Company's directors received options or warrants to purchase shares of the Company's Common Stock. Simultaneous with the Change of Control, the Company's former Board of Directors was replaced with Messrs. Paolino, Leung and Moorehead becoming directors. In July 1996, options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $6.375 per share were issued to each of Mr. Leung, Mr. Moorehead and Mr. Paolino, with the options becoming fully vested one year from the date of grant. In October 1996, Messrs. Moorehead and Leung each received options to purchase 60,834 shares of Commons Stock at a per share price of $6.63 with 50,000 options to vest immediately, one-half of the remainder to vest on October 1, 1997 and the other half to vest on October 1, 1998. All expenses incurred by all directors for attendance at Board Meetings are reimbursed by the Company. Simultaneous with the Change of Control, the Company's former Board of Directors was replaced. During fiscal year 1996, the former directors of the Company received warrants to purchase Common Stock. Warrants to purchase 12,000 shares were issued to Timothy W. Sweeney, and warrants to purchase 6,000 shares to each of Mr. Stamos and Mr. Powell were issued in July 1995, all at an exercise price of $1.50. Additionally, in calendar year 1996, warrants to purchase 11,800 shares were issued to Mr. Sweeney and Mr. Stamos were issued at an exercise price ranging from $1.25 to $2.00. The Company's prior Board also approved Mr. Sweeney and Mr. Stamos to provide consulting services to the Company as requested from time to time at a rate of $100 per hour plus expenses. The Company paid approximately $1,900 and $6,100 to Mr. Sweeney and Mr. Stamos, respectively, for consulting services and expenses in fiscal 1996. Neither Mr. Sweeney nor Mr. Stamos has rendered services to the Company since the Change of Control.

Employment Contracts, Termination of Employment and Change-In-Control
Arrangements

     The Company has entered into an employment agreement with Louis D. Paolino, Jr., the Company's Chief Executive Officer. Under the agreement, Mr. Paolino is provided a base annual salary of $150,000. In addition, Mr. Paolino received options to purchase 250,000 shares of Common Stock under the Company's 1996 Stock Option Plan at a per share price of $6.33, vesting ratably over a four-year period, and options to purchase an additional 161,782 shares of Common

Stock at a per share price of $6.63 with 50,000 options to vest on October 1, 1996, 55,891 options to vest on October 1, 1997 and the remainder to vest on October 1, 1998. In addition, if there is an actual change in control of 50% or more in the Company's voting power or a change in the majority of the current Board of Directors, the Company has agreed to pay Mr. Paolino a lump sum bonus paid in either cash or registered stock, at the Company's option, equal to twice his then current annual salary and any bonuses paid to him within the twelve months prior to the change of control. The agreement also provides that during the term of Mr. Paolino's employment and for a period of two years following the termination of such employment, Mr. Paolino will not compete with the Company or its subsidiaries in the business of waste hauling, waste disposal, landfilling, handling demolition waste, handling special waste and recycling waste within a 50-mile radius of any Company business operation.

     The Company entered into a severance agreement with Mr. Skuba, the Company's former Chief Executive Officer. See "Certain Relationships and Related Transactions" below for further discussion relating to the severance agreement.

Change of Control

     On June 20, 1996, William C. Skuba, who was then the Company's Chairman, Chief Executive Officer and President, sold an aggregate of 500,000 shares of the Company's Common Stock at a price of $2 per share to a group consisting of Mr. Moorehead, Mr. Paolino, Environmental Opportunities Fund, L.P., a Delaware limited partnership (the "Fund"), and Environmental Opportunities Fund (Cayman), L.P., a Cayman Islands exempted limited partnership (the "Cayman Fund") (Mr. Moorehead, Mr. Paolino, the Fund and the Cayman Fund being hereinafter sometimes collectively referred to as the "Purchasers") pursuant to a Stock Purchase Agreement dated as of May 8, 1996, among Mr. Skuba and the Purchasers (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, Mr. Skuba also converted all of his Class A Common Stock of the Company (which carried four votes per share) into Common Stock (which carries one vote per share). Mr Skuba also granted to the Purchasers an irrevocable proxy over his remaining 1,111,101 million shares of Common Stock for a period to expire on the earlier of June 21, 1997, or the date upon which Mr. Skuba disposes of such remaining shares.

     The consummation of the Stock Purchase Agreement resulted in a change of control of the Company ("Change of Control"), with the Purchasers becoming significant owners of the Company's Common Stock. As required by the Stock Purchase Agreement, Mr. Skuba resigned as the Company's Chairman and Chief Executive Officer and, along with all of the other members of the Company's Board of Directors, resigned from the Board of Directors of the Company. Mr. Paolino, Mr. Moorehead and Mr. Leung (a managing director of the Fund and the Cayman Fund) were elected as members of the Company's Board of Directors. Mr. Paolino was appointed as the Company's new Chairman and Chief Executive Officer.

     In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company entered into a series of agreements with Mr. Skuba regarding his relationship with the Company following his resignation as an officer, director and employee of the

Company, which are described below under the caption "Certain Relationships and Related Transactions."

Certain Relationships and Related Transactions

     The Company leases its executive offices at 1000 Crawford Place, Mt. Laurel, New Jersey from Bluepointe, Inc., a corporation controlled by Mr. Paolino. The lease which was recently entered into in July of 1996 is for a term of five years, covers 5,000 square feet and is for a monthly rental of $6,250 plus increases resulting from increases in the Consumer Price Index. The lease is terminable at any time within the five-year term at the option of Company by payment of a termination fee equal to one year's rent. The lessor provided $20,000 of leasehold improvements for the premises at the lessor's expense. The Company believes that the rental it pays is the fair market value of the premises.

     On August 1, 1996, the Company acquired all of the assets of Eastern Waste, Inc. for a purchase price consisting of 391,250 unregistered shares of the Company's Common Stock. The shareholders of Eastern Waste, Inc. are Matthew Paolino and Donald Moorehead, brothers of Louis Paolino and George Moorehead.

     In October 1996, the Company hired Premier Concrete, Inc. ("Premier") to excavate the Company's landfill cell under construction in West Virginia. Premier is a contractor which is owned by Matthew Paolino, Premier, the lowest responsible bidder for the job, is being paid $3.75 per cubic yard of excavated material. The Company estimates that the total amount to be paid to Premier for the job will be $480,000, based on current conditions.

     Mr. Kramer, the Company's General Counsel, Vice President and Secretary is engaged in the private practice of law through Robert M. Kramer & Associates, P.C., a professional corporation owned by Mr. Kramer which renders legal services to the company.

     In 1987, the Company entered into an agreement with Thomas M. Yanette, a former director and officer of the Company. Pursuant to such agreement, in exchange for the surrender by Mr. Yanette of an equity interest he owned in a predecessor of the Company and the agreement of Mr. Yanette not to compete with the Company and to provide consulting services to the Company, the Company has agreed to pay to Mr. Yanette or his surviving spouse $48,000 per year. Such payments began in September 1987 and will continue until August 1997.

     Robert J. Powell, a former director of the Company, is the sole shareholder of The Law Offices of Robert J. Powell, Hazelton, Pennsylvania, which provided legal services to the Company from fiscal 1994 to fiscal July 1996. The Company paid approximately $78,000 for such legal services in fiscal 1996.

     In connection with the consummation of the transaction contemplated by the Stock Purchase Agreement, the Company entered into a series of agreements with Mr. Skuba regarding his relationship with the Company following his resignation as an officer, director and employee of the Company. Among such agreements, the Company and Mr. Skuba entered into a severance agreement ("1996 Severance Agreement") which provides for Mr. Skuba to receive certain health insurance benefits from the Company (at its cost for one year and at Mr. Skuba's cost thereafter). Additionally, in payment of a severance obligation of the Company to Mr. Skuba pursuant to a separate severance agreement entered into in 1993, as subsequently amended in 1995, the Company conveyed to a company controlled by Mr. Skuba: (i) the outstanding stock of a corporation which owns certain real property located in Drums, Pennsylvania, ("Drums Real Property"), (ii) certain real and personal property located in Jasper County, South Carolina, and (iii) certain vehicles owned by the Company. The Company also sold to Mr. Skuba certain potential business opportunities which the Company decided that it had no interest in pursuing. The Company entered into two leases with a company controlled by Mr. Skuba under which the Company agreed to lease back a portion of the Drums Real Property currently used in its operations. In October, 1996, one of the leases was terminated.

     The 1996 Severance Agreement further provides that until the earlier of one year from the Closing Date or a change of control of the Company, Mr. Skuba will not compete with the Company or its subsidiaries (i) in the business of landfill operation or municipal solid waste collection within a 50-mile radius of the Company's landfills operated in West Virginia, South Carolina, Kentucky and Illinois or (ii) in the business of asbestos hauling within a 90-mile radius of the Drums Real Property. Finally, the 1996 Severance Agreement included a mutual release of all claims each of the Company and Mr. Skuba may have against the other and, for a six-year period, the Company's agreement to indemnify Mr. Skuba and maintain director and officer liability insurance coverage for Mr. Skuba.

     The Company also retained Mr. Skuba as a consultant for a period of six months with the Company having an option to retain Mr. Skuba for an additional six months pursuant to a consulting agreement (the "Consulting Agreement"). Under the Consulting Agreement, Mr. Skuba will serve as a general advisor and consultant to the Company to assist the Company on such matters related to the transition of control of the Company and negotiating acquisitions for the Company as the Company and Mr. Skuba may mutually agree. In consideration for performing such services during the first six months, the Company will provide no compensation to Mr. Skuba other than the reimbursement of his reasonable expenses and secretarial support.

     Additionally, the Company entered into a registration rights agreement with Mr. Skuba ("Registration Rights Agreement") providing for the registration of the remainder of Mr. Skuba's shares of Common Stock which were not sold pursuant to the Stock Purchase Agreement and which are not yet registered under the Securities Act of 1933 (the "Securities Act"). Pursuant to the Registration Rights Agreement, the Company also agreed to register Mr. Skuba's unregistered Common Stock under the Securities Act in the event that the Company proposes to register any of its Common Stock under the Securities Act.

     In connection with the acquisition of Super Kwik, Inc., the Company entered into several agreements with Willard and Glen Miller which are more fully described in Proposal 2.

                                 VOTING SECURITIES

Description of Capital Stock

     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Class A Common Stock, par value $.01 per share. As of February 21, 1997, there were ___________ shares of Common Stock outstanding and no shares of Class A Common Stock outstanding. The Company currently has no intention of issuing any Class A Common Stock. Each share of Common Stock entitles the holder to one vote, and each share of Class A Common Stock entitles the holder to four votes, on each matter submitted to a vote of the stockholders of the Company.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information regarding beneficial ownership of the Company's capital stock by each of the Company's directors and nominees for directorships, by each of the Named Executive Officers, by all of the officers and directors of the Company as a group, and by all persons known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock as of January 29, 1997. Unless otherwise indicated, the stockholders listed possess sole voting power and investment power with respect to the shares listed.

                                Common Stock
                                Amount and Nature
                                of Beneficial           Percent of
Name of Beneficial Owner/1/     Ownership               Class
---------------------------     -----------------       ----------
Louis D. Paolino, Jr./2/        2,155,008               17.8%

George Moorehead/3/             1,496,101               12.3%
3700 West Lower Buckeye
Phoenix, AZ  85009

Kenneth Chuan-kai Leung/4/      2,161,101               17.8%
126 East 56th Street
24th Floor
New York, NY  10022

---------------------------

1. Unless otherwise noted, the business address of the person and entity is 1000 Crawford Place, Mt. Laurel, NJ 08054.

2. Mr. Paolino is the holder of record of 782,741 shares and may be deemed to own beneficially (i) 10,000 shares to be held of record by Wenonah Holdings, Inc., (ii) 171,166 shares held by family members over which he has the right to vote, (iii) 5,000 shares held of record by his minor child, (iv) 25,000 shares held of record by a partnership consisting of trusts of which he is sole trustee, (v) 50,000 shares as to which he has an option to purchase within 60 days and (vi) 1,111,101 shares held of record by Mr. Skuba with respect to which Mr. Paolino, Mr. Moorehead, and the Fund hold a joint proxy. Mr. Paolino is the President and Chairman of the Board of Directors of the Company.

3. Mr. Moorehead is the holder of record of 335,000 shares and may be deemed to own beneficially (i) 50,000 shares as to which he possesses an option to purchase within 60 days and (ii) 1,111,101 held of record by Mr. Skuba with respect to which Mr. Paolino, Mr. Moorehead and the Fund hold a joint proxy.

4. As a managing director of the Fund and the Cayman Fund, Mr. Leung may be deemed to own beneficially the shares held by the Fund and the Cayman Fund. He may also be deemed to own beneficially 50,000 shares as to which he possesses an option to purchase within 60 days.

Environmental                   2,000,798               16.5%
Opportunities Fund, L.P./5/
126 East 56th Street
24th Floor
New York, NY  10022

Environmental
Opportunities
Fund (Cayman)/6/                1,221,404               10.1%
126 East 56th Street
24th Floor
New York, NY  10022

William Skuba/7/                1,231,101               10.2%
RR #4, Box 4452
Drums, PA

Willard Miller/8/               1,365,688               11.2%
230 Orono Place
Sommerdale, NJ 08083

Glen Miller/8/                  1,111,302                9.1%
429 Ocean Avenue
Ocean City, NJ 08226

All officers and directors      6,529,990               51.5%
as a group (8 persons)/9/



------------------------

5. The Fund is the holder of record of 889,697 shares and may be deemed to own beneficially 1,111,101 shares held of record by Mr. Skuba with respect to which Mr. Paolino, Mr. Moorehead and the Fund hold a joint proxy. Mr. Leung is the managing director of the Fund.

6. The Cayman Fund is the holder of record of 110,303 shares and may be deemed to own beneficially 1,111,101 shares held of record by Mr. Skuba as to which Mr. Paolino, Mr. Moorehead and the Fund hold a joint proxy. Mr. Leung is the managing director of the Cayman Fund.

7. Mr. Skuba is the holder of record of 1,231,101 shares with respect to 1,111,101 of which he has granted a joint proxy to Mr. Paolino, Mr. Moorehead, and the Fund.

8. Willard and Glen Miller, the former stockholders of Super Kwik, acquired an aggregate of 2,308,176 unregistered shares of Common Stock of the Company in connection with the Company's acquisition of Super Kwik. Each of the Millers may also be deemed to own beneficially an additional 81,907 shares purchasable upon exercise of vested Warrants. The Millers and the Company have entered into an agreement with the Company pursuant to which the Millers may be required to sell certain of their shares to the Company depending on whether or not Proposal 2 is approved at the Meeting. See "Proposal 2" below.

9. Includes a total of 596,806 shares as to which officers and directors have options which are exercisable within 60 days.

              PROPOSAL TO LEAVE OUTSTANDING CERTAIN SHARES ISSUED
                IN CONNECTION WITH THE ACQUISITION OF SUPER KWIK
                                  (Proposal 2)


     On September 27, 1996, the Company acquired all of the outstanding stock of Super Kwik, Inc. and Waste Maintenance, Inc. (collectively, "Super Kwik") pursuant to the terms of an Agreement of Merger dated July 29, 1996, among the Company, Super Kwik, Waste Maintenance Services, Inc., and Willard and Glen Miller (the "Acquisition"). Pursuant to the Agreement of Merger, Super Kwik was merged into NHD, Inc. ("NHD") (which has subsequently changed its name to Super Kwik, Inc.), a wholly owned subsidiary of the Company, resulting in Willard Miller and Glen Miller receiving an aggregate of 2,308,176 shares of the Company's Common Stock (the "Shares") in exchange for all issued and outstanding shares of Super Kwik. The Shares were valued at $6.50 per share (the closing price of the Common Stock on the business day five days prior to the closing date), representing total consideration of approximately $15,000,000. No cash was paid to the Millers in connection with the Acquisition, in which NHD assumed approximately $5,000,000 of outstanding indebtedness of Super Kwik. The Acquisition has been accounted for using the "pooling of interest" method of accounting.

     Super Kwik's waste collection and recycling operations are located in Voorhees, New Jersey and consist of over 60 collection vehicles service more than 25,000 residential customers and 4,500 commercial customers in nine southern and central New Jersey counties and Philadelphia, Pennsylvania. The Company has consolidated its three Philadelphia area hauling companies into Super Kwik's operations.

     In connection with the Acquisition, the Company entered into a series of agreements with Willard and Glen Miller to continue their relationships with the Company. Both Willard and Glen Miller have entered into employment agreements with the Company whereby each was hired as an Executive Vice President of NHD in charge of its southern New Jersey waste collection operations for a term of four years unless earlier terminated. As compensation, each executive will receive an annual salary of $150,000 and certain health and other employee benefits. The agreements also provide that during the term of employment, and for a period of one year thereafter, the executive will not compete with the Company or its subsidiaries in the business of waste hauling, waste disposal, land filling, handling demolition waste, handling special waste, collecting or disposing of municipal special waste in an area which includes southern New Jersey and Philadelphia, Pennsylvania. Pursuant to the employment agreements, Willard and Glen Miller each also received warrants to purchase 281,907 unregistered shares of the Company's Common Stock at an exercise price of $6.75 per share (the "Warrants"). The Warrants vest over a four year period and expire ten years after the date of grant. In addition, the Warrants vest immediately upon a change of control of the Company (as defined in the Warrants).

     Additionally, the Company entered into registration rights agreements with Willard and Glen Miller pursuant to which the Company agreed to register all of their Shares for resale under the Securities Act within 90 days following the Acquisition. The Company has agreed to bear all registration expenses (except underwriting discounts or commissions) related to the registration of the Shares. The Millers have agreed to defer the Company's registration obligation until after the Meeting.

     Under the rules of the Nasdaq National Market ("Nasdaq"), stockholder approval is required when more than 20% of the outstanding Common Stock of the Company is issuable by the Company in connection with an acquisition. In the Acquisition, 2,308,176 shares of Common Stock were issued, which represents 464,136 shares (the "Excess Shares") more than 20% of the Common Stock then outstanding. In order to bring the Company into compliance with applicable Nasdaq rules, the Company has agreed to submit this Proposal 2 to the Company's stockholders to allow the stockholders to determine whether or not to leave the Excess Shares outstanding.

     Pursuant to an agreement entered into among the Company and Willard and Glen Miller, if the stockholders vote in favor of this Proposal 2 to leave the Excess Shares outstanding, the Excess Shares will remain outstanding. If the stockholders vote against this Proposal 2, the Company will purchase the Excess Shares and will be required to pay the Millers cash in the amount of $3,016,884, amounting to $6.50 per share, the price at which the shares were valued when issued to the Millers in the Acquisition.

     The Company has been advised by its officers and directors and their affiliates, holding an aggregate _________ shares of Common Stock as of the Record Date (____% of the Common Stock outstanding as of the Record Date) that they intend to vote in favor of this Proposal 2 to leave the Excess Shares outstanding. The Millers have agreed to vote 1,844,040 of the Shares, representing all of the Shares other than the Excess Shares, in favor of this Proposal 2. The Millers have agreed not to vote the Excess Shares on any of the proposals being voted on at the Meeting.

Required Vote

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting is required to approve this Proposal 2 and leave the Excess Shares outstanding. The status of the Common Stock as a Nasdaq National Market traded security will not be affected by the outcome of the vote on this Proposal 2.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                   PROPOSAL 2

            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                           TO DELETE ARTICLE SEVENTH
                                 (Proposal 3)

     The Company has entered into a Revolving Credit Agreement (the "Credit Agreement") with The First National Bank of Boston and Bank America Illinois (the "Lenders") pursuant to which the Lenders have provided the Company with a $50,000,000 revolving credit facility. Under the terms of the Credit Agreement, the Company has agreed to recommend to its stockholders that the Company's Certificate of Incorporation be amended to remove Article Seventh therefrom. Article Seventh provides that the Chancery Court of Delaware is authorized to compromise the debts of the Company upon the agreement of the Company and three fourths of the Company's creditor classes. The Company does not believe that Article Seventh is of any material practical benefit and such provision has the disadvantage of making it difficult for the Company to receive financing on favorable terms. Federal Bankruptcy law would provide a comparable means for the Company to make creditor arrangements.

Required Vote

     The affirmative vote of the holders of a majority of the Common Stock outstanding on the Record Date is required to approve this Proposal 3 to amend the Company's Certificate of Incorporation to delete Article Seventh.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                  PROPOSAL 3



                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                 (Proposal 4)

     The Board of Directors of the Company has appointed Ernst & Young, LLP as independent public accountants to examine the financial statements of the Company for the year ending June 30, 1997. Ernst & Young, LLP has served as accountants for the Company since October 1990. A representative of Ernst & Young, LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

Required Vote

     To be ratified, the appointment must be approved by a majority of the shares present in person or represented by proxy at the Annual Meeting.

     Although the submission of the appointment of Ernst & Young, LLP is not required by law or the By-laws of the Company, the Board of Directors is submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the Board of Directors will not be bound to seek other independent accountants for fiscal year 1997, but the selection of other independent accountants will be considered in future years. If Ernst & Young, LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                   PROPOSAL 4



                             STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the next annual meeting of stockholders must be received by the Company by October 28, 1997, in order to be considered for inclusion in the Company's proxy material for such meeting.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company does not intend to present and has not been informed that any other person intends to present any appropriate business not specified in this Proxy Statement for action at the meeting. However, if other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy, or their substitutes, to vote the proxy in accordance with their judgment in such matters.

                                        By Order of the Board of Directors


                                        Louis D. Paolino, Jr.,
                                        Chairman of the Board


Mt. Laurel, New Jersey
February 25, 1997

                    EASTERN ENVIRONMENTAL SERVICES, INC.

              Proxy Solicited On Behalf Of The Board of Directors


     The undersigned, revoking all previous proxies, hereby appoints Louis D. Paolino, Jr., Terry W. Patrick and Robert M. Kramer, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on March 31, 1997, and at any adjournment or postponement thereof.

1.   Election of Directors:

      [_]  For the nominees listed below     [_]  Withhold Authority to vote for
                                                  the nominees listed below

Nominees:  For a one-year term expiring at the next Annual Meeting to be held following the end of fiscal 1997: Louis D. Paolino, Jr., George Moorehead and Kenneth Chuan-kai Leung

     (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

                      ----------------------------------


2. To leave outstanding certain shares of the Company's Common Stock issued in connection with the acquisition of Super Kwik, as described in the Proxy
     Statement:

                  [_]   For    [_]   Against    [_]   Abstain


3. To amend the Certificate of Incorporation of the Company to delete Article Seventh thereof, as described in the Proxy Statement:

                  [_]   For    [_]   Against    [_]   Abstain


4. To ratify the appointment of Ernst & Young, LLP as independent accountants to examine the financial statements of the Company for the fiscal year ending June 30, 1997:

                  [_]   For    [_]   Against    [_]   Abstain



  Please date and sign your Proxy on the reverse side and return it promptly.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, FOR THE PROPOSAL TO LEAVE OUTSTANDING CERTAIN SHARES OF THE COMPANY'S COMMON STOCK ISSUED IN CONNECTION WITH THE ACQUISITION OF SUPER KWIK, AS DESCRIBED IN THE PROXY STATEMENT, FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO DELETE ARTICLE SEVENTH THEREOF, AND "FOR" RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1997. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.


                              __________________________________________________
                              Signature of Stockholder


                              __________________________________________________
                              Signature of Shareholder


                              Date:_____________________________, 1997

                              NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.